UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2007, Adaptec, Inc. (the "Company") verbally informed the NASDAQ Listing Qualifications Department (the "Listing Department") that the Company had become aware that it was in material noncompliance with NASDAQ Marketplace Rule 4350(i)(1)(A), which requires stockholder approval prior to the issuance of securities in certain circumstances. The Company inadvertently failed to satisfy this listing requirement related to its issuance of 38,591 shares of the Company's Common Stock to certain employees of the Company in February 2007 under the Company's 1986 Employee Stock Purchase Plan (the "ESPP") after the ESPP had terminated. In response to correspondence with the Listing Department, on May 17, 2007, the Company's Board of Directors approved an amendment to the Company's stockholder-approved 2004 Equity Incentive Plan to reduce the number of shares available for issuance under such plan by 38,591 shares.

On May 21, 2007, the Company received a Nasdaq Staff Deficiency Letter from the Listing Department indicating that the Listing Department had determined that the Company failed to comply with, and subsequently regained compliance with, NASDAQ Marketplace Rule 4350(i)(1)(A) for continued listing as describe above. Although we have regained compliance under Marketplace Rule 4350(i)(1)(A), the Company is still required to disclose receipt of the deficiency letter from Nasdaq and, pursuant to Marketplace Rule 4803(a), issue a press release disclosing receipt of such deficiency letter and the Nasdaq rules upon which such deficiency letter was based upon. The Company issued such a press release on May 22, 2007.

A copy of the press release, dated May 22, 2007, announcing the Company's receipt of the Nasdaq Staff Deficiency Letter, is attached as Exhibit 99.01 to this report. The exhibit is incorporated by reference into this Item 3.01.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description of Exhibit
99.01	Press Release dated May 22, 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ Christopher G. O'Meara Christopher G. O'Meara Vice President and Chief Financial Officer

May 22, 2007

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.01	Press Release dated May 22, 2007. Also provided in PDF format as a courtesy.